UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015
John Bean Technologies Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34036 (Commission File Number)	91-1650317 (IRS Employer Identification No.)
70 West Madison Street Chicago, Illinois 60602 (Address of Principal executive offices, including Zip Code)
(312) 861-5900 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2015, John Bean Technologies Corporation (the “Company”) held its annual meeting of stockholders in Chicago, Illinois. At the meeting, the Company’s stockholders voted on four proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2015.

Proposal 1

The Company’s stockholders re-elected two individuals to the Board of Directors for a term of three years or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
C. Maury Devine	22,010,275	4,751,122	1,534,341
James M. Ringler	23,904,916	2,856,481	1,534,341

Proposal 2

The Company’s stockholders re-approved the performance measures for certain performance-based awards under the John Bean Technologies Corporation Incentive Compensation and Stock Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,796,387	947,867	17,143	1,534,341

Proposal 3

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,860,277	1,878,797	22,323	1,534,341

Proposal 4

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,243,171	14,536	38,031	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: May 29, 2015	By:	/s/ Megan J. Rattigan
	Name	Megan J. Rattigan
	Title	Vice President, Controller, and duly authorized officer